SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): February 13, 1997





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




    Maryland                      1-9317                        04-6558834
 (State or other             (Commission file                 (IRS employer
 jurisdiction of                 number)                   identification no.)
 incorporation)


         400 Centre Street, Newton, Massachusetts               02158
         (Address of principal executive offices)             (Zip code)


Registrant's telephone number, including area code:  617-332-3990


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                                      - 2 -

Item 5.  Other Events.

         During 1996, the Company engaged in the following previously announced activities:

         Investments in Clinics Leased to Health Insurance Plan of Greater New York. In February and June 1996, the Company made investments totaling $19.9 million in two health clinics leased to and operated by Health Insurance Plan of Greater New York, a not-for-profit health maintenance organization which has annual revenues of approximately $1.8 billion and net worth at December 31, 1995 of $155.6 million. One of these properties is located in Brooklyn, New York and contains approximately 71,500 sq. ft. of medical office and clinic space. The second property is located in White Plains, New York and contains approximately 50,000 square feet of medical offices and clinic space plus a structured parking garage.

         Assisted Living and Retirement Properties. In February, 1996, the Company made a $5.0 million mortgage loan to ARV Assisted Living, Inc. ("ARV"). This loan is secured by a 248 unit independent living and assisted living property located in Jacksonville, Florida. ARV completed its initial public offering of common stock in 1995, and it has been rapidly expanding its assisted living business since that time.

         On December 27, 1996, the Company purchased three retirement housing communities for $87.5 million. These communities contain 629 living units and are located in Chicago, Illinois (341 units), Rochester, New York (103 units) and East Mesa, Arizona (185 units). All of these projects were built since 1984 and are generally considered high end communities with monthly occupancy charges ranging up to $4,035 per unit. These communities are leased to an affiliate of The Prime Group, Inc. of Chicago, Illinois. The initial lease term is for approximately 23 years, and the tenant has renewal options totaling an additional 50 years. The rent is comprised of minimum base rents and percentage rents which increase as gross revenues increase at the properties. The rent is unconditionally guaranteed by The Prime Group, Inc. and various of its affiliates until the tenant entity raises equity capital of at least $35 million. At December 31, 1996, the occupancy at these communities was 100%, and all of the revenues at these properties is derived from sources other than Medicare and Medicaid.

          The Company has previously made significant financial investments in independent and assisted living properties, especially properties leased to Marriott International, Inc. The Company expects that it may make additional investments in this property sector in the future.

         Increasing Investments in Medical Office Buildings. In September 1996, the Company purchased a 188,000 square foot medical office building located in Washington DC for $24.85 million. This property, which is managed by an affiliate of HRPT Advisors, Inc. ("Advisors"), the investment advisor to the Company, is leased to approximately 60 tenants and includes underground parking. The Company made its initial investments in multi-tenant medical office buildings in September 1995 when it purchased two such properties with 387,000 square feet located in Boston, Massachusetts for $48.3 million. These Boston properties are leased principally to Harvard Medical School-affiliated teaching hospitals and their affiliates.

         During the quarter ended December 31, 1996, the Company purchased nine medical office buildings. Seven of these buildings are located in the area of San Diego, CA and are leased to several different medical and pharmaceutical companies, including Laboratory Corporation of America, Inc., Alliance Pharmaceutical Corp., Signal Pharmaceutical, Inc., Neurocrine Bioscience, Inc., Canji, Inc. and Corvas International, Inc. One building is located in a Boston, Massachusetts suburb and is leased to Behring Diagnostics, Inc., a subsidiary of the German pharmaceutical company Hoechst AG. The final building is a multi-tenant medical office building in Fairfax, VA, a suburb of Washington, DC; this building is located in the immediate vicinity of an acute care hospital, and it will be managed jointly with the Company's larger downtown Washington, DC multi-tenant medical building purchased in September, 1996 by an affiliate of Advisors. These nine buildings were purchased for total consideration of $65.5 million, and they contain approximately 392,808 sq. ft. of specialized medical office, clinical and pharmaceutical laboratory space.

         The  Company   anticipates  that  it  will  continue  to  increase  its
investments in medical related office properties.


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                                      - 3 -

         Improvement Financings. In the ordinary course of business the Company provided funding of approximately $13.7 million for improvements to its owned and mortgaged properties during 1996. Generally, as such funding is advanced, the rents payable to the Company are correspondingly adjusted upward to reflect a yield on the Company's investment at rates negotiated between the Company and its tenants and mortgagees. Of such improvement financing, $6.5 million in the aggregate was provided to Connecticut Subacute Corporation ("CSC") and Connecticut Subacute Corporation II, which are owned by Barry M. Portnoy and Gerard M. Martin, who are Managing Trustees of the Company and are the owners and are directors of Advisors. The Company also granted an annual one year extension of its $4 million working capital line of credit to CSC.

         Mortgage Repayments. In the ordinary course of business during 1996, the Company received mortgage repayments and prepayments totaling approximately $10.3 million.

         Transactions with Community Care of America, Inc. The Company has invested $110.6 million, at cost, of which $25.8 million occurred in 1996, in nursing homes and other properties operated by Community Care of America, Inc. ("CCA"). During 1996, CCA suffered a series of financial set-backs principally related to certain failed acquisitions. Among other things, in July 1996 CCA announced that it was taking a pre-tax charge of $17.2 million to write down its investments in certain properties and other assets. CCA has stated to the Company that none of these write downs arose in connection with any property leased or mortgage financed by the Company. In September 1996, the Company announced that it would defer rent and interest payments due from CCA on or about September 1 and October 1, 1996, until November and that the Company had agreed to temporarily waive a violation of CCA's working capital covenants to the Company. The deferred amounts due from CCA were paid as scheduled in November 1996. In December 1996, CCA refinanced its working capital credit facilities and, at December 31, 1996, CCA was in compliance with its working capital covenants to the Company.

         Transactions with Horizon/CMS Healthcare Corporation. The Company has invested approximately $174 million, at cost, in nursing homes, rehabilitation facilities and other properties operated by Horizon/CMS Healthcare Corporation ("HHC"). During 1996 HHC encountered several operating and legal difficulties. On December 31, 1996 HHC announced that it has entered a comprehensive agreement to pay a total of $5.2 million in full settlement of certain allegation of Medicare and Medicaid billing improprieties, some of which allegedly arose from HHC services at properties owned by the Company. Certain other legal issues, including allegations of insider trading against HHC officers and directors, remain unresolved at this time. Barry M. Portnoy and Gerard M. Martin, Managing Trustees of the Company, were directors of HHC. They are defendants in certain derivative litigation involving HHC, but are not alleged to have engaged in any insider trading. Messrs. Portnoy and Martin resigned as directors of HHC in July, 1996. During 1996 one nursing home located in Michigan which is mortgaged by the Company and owned and operated by HHC was subjected to various administrative sanctions by health regulatory authorities including decertification and a prohibition on admissions. The Company has been informed that the quality of care deficiencies giving rise to these sanctions have been corrected and that this facility has been recertified to accept admissions by the appropriate Michigan health regulatory agencies. During 1995 HHC announced that it intended to discontinue operations at several facilities, including eight owned by the Company (in which the Company has invested, as cost, an aggregate of $120.3 million). Since that time the Company has had occasional discussions with HHC and with other parties concerning the possibility that such other parties might assume HHC's obligations to the Company with respect to some or all of these eight properties. HHC is currently obligated for the lease of three of these properties through 1998 and for the other five properties through 2005. Through December 31, 1996 no agreements for a substitute tenant/obligor for any of these properties has been concluded. According to HHC's Form 10-Q filed with the Securities and Exchange Commission for the period ended August 31, 1996, HHC had a net worth of $660 million and earnings after rent and interest, but before depreciation, amortization, special charges, minority interests, income taxes and extraordinary items for the 12 months then ended of $173 million. The Company believes that HHC will continue to meet its financial obligations to the Company.

         Transactions with GranCare, Inc. The Company has invested $98 million, at cost, in properties leased to or mortgaged by GranCare, Inc. ("GC"). During 1996 GC entered into an agreement to spin off to its shareholders all of its nursing home operations and to merge its pharmacy operations with Vitalink, Inc., another public company. Under the terms of the GC/Vitalink agreement the GC nursing home operations would become a new public company ("New GC"), certain subsidiaries of which would remain tenants and mortgagees to the


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                                      - 4 -

Company. The Company's consent was required for this transaction. In December 1996 the Company entered an agreement to consent to this transaction on certain terms and conditions, including: (i) all of the leases and mortgages between the Company and the New GC's subsidiaries being cross defaulted, cross collateralized, cross secured and unconditionally guaranteed by New GC; (ii) Vitalink, Inc. providing a $15 million unconditional guarantee of obligations due the Company; and (iii) GC's paying an amendment fee to the Company. The Company has been advised that the GC/Vitalink agreement was consummated on February 12, 1997, and expects that its agreement with GC will be completed in accordance with its terms.

         Prepayment of Secured Indebtedness. At January 1, 1996 the only outstanding secured indebtedness of the Company or its subsidiaries was a $17.6 million mortgage on one retirement living center in Arlington Heights, Illinois which secured a bank letter of credit issued to support publicly held industrial revenue bonds. The industrial revenue bonds, letter of credit and mortgage were in effect at the time a subsidiary of the Company acquired the Arlington Heights, Illinois property. In April 1996 the subsidiary repaid these bonds in full and the bank letter of credit and mortgage were released. Today, none of the assets of the Company or its subsidiaries are encumbered by secured indebtedness.

         Modification of Revolving Bank Credit Facility. The Company maintains a $250 million unsecured revolving credit facility with a syndicate of banks. This facility is used for interim acquisition funding until equity or long term debt is raised, and for working capital and general business purposes. At January 1, 1996, this facility was scheduled to mature in 1998 and drawings bore interest at LIBOR plus 125 basis points. During March 1996, this revolving bank credit facility was amended to extend the maturity until 2000 and to lower the spread for LIBOR-based borrowings to 87.5 basis points.

         Convertible Subordinated Debenture Financings. On October 7, 1996 the Company issued $240 million aggregate principal amount of convertible subordinated debentures in offerings. Of such amount, $70 million aggregate principal amount of 7.5% Convertible Subordinated Debentures due 2003, Series A (the "Series A Debentures") were offered and sold in an underwritten registered public offering, and $40 million aggregate principal amount of 7.25% Convertible Subordinated Debentures due 2001 (the "7.25% Debentures") were offered and sold in a registered direct placement. The Series A Debentures and the 7.25% Debentures are convertible at the holder's option into the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at a conversion price of $18.00 per Common Share.

         As part of of this transaction the Company also issued $130 million aggregate principal amount of 7.5% Convertible Subordinated Debentures due 2003, Series B (the "Series B Debentures") which were offered and sold in an unregistered offering outside of the United States pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Series B Debentures became convertible at the holder's option on and after October 18, 1996 into Common Shares at a conversion price of $18.00 per Common Share. The Series B Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         As of December 31, 1996, $12.2 million in principal amount of the Series A Debentures had been converted into Common Shares and none of the 7.25% Debentures or Series B Debentures had been converted.

         Repayment of Senior Notes. On October 23, 1996, the Company deposited $75.5 million from the net proceeds of its convertible subordinated debt offerings into an irrevocable trust to complete an "in-substance defeasance" of its $75 million Floating Rate Senior Notes, Series A, due 1999, and recognized an extraordinary loss of approximately $1.5 million as a result of the early extinguishment of such debt in the fourth quarter of 1996. Such notes were repaid by from funds in the trust in January of 1997.

         Other Transactions. In the ordinary course of business, the Company regularly evaluates investment and financing opportunities and enters into contracts to purchase and lease or mortgage finance real estate. Similarly, the Company is regularly engaged in discussions concerning lease and loan extensions and other modifications of the terms of existing leases and mortgages. Such activities are on-going at this time.


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                                      - 5 -

         Legal Proceedings. As previously disclosed, in January 1995 the Company commenced an action in the Circuit Court of Hardee County, Florida to collect on a secured indemnity agreement from a former tenant and mortgagor, together with certain related parties (collectively, the "Former Tenant"). In May 1995 the Former Tenant filed a counterclaim and third-party complaint against the Company and others seeking a jury trial and to set aside the indemnity agreement and to recover substantial damages; and the Company responded by seeking to refer the entire dispute to arbitration pursuant to the terms of the indemnity agreement. After a Massachusetts state court ordered the dispute to arbitration and a Florida court stayed further proceedings pending arbitration, the Former Tenant brought a separate action against the Company in the Federal District Court in Massachusetts where the Former Tenant realleged many of the same allegations made in the counterclaims and third-party complaints previously brought by them in response to the Company's original action, and adding allegations of violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and violations of RICO. The Company and other defendants in the Federal Court case again moved to refer all of the disputes with the Former Tenant to non-jury arbitration. On September 30, 1996, the Federal Court in Massachusetts ordered the case brought by the Former Tenant dismissed and all disputes between the Former Tenant and the Company referred to arbitration. The arbitration is proceeding. The Company has learned that the Former Tenant has assigned a part of its alleged damages to another creditor of the Former Tenant who held a second mortgage on the Hardee County property (the "Assignee Junior Creditor") upon which property the Company holds a first mortgage to secure its indemnity claim. The Assignee Junior Creditor foreclosed its second mortgage, subject to the Company's first mortgage, in September 1996. Moreover, the Assignee Junior Creditor of the Former Tenant has filed a new action in the Massachusetts State Court against the Company and others alleging, among other things, that the Company received fraudulent transfers from the Former Tenant. The Company has learned that a second creditor of the Former Tenant has filed a similar action in a Massachusetts State Court and that this second creditor is joined in that action by an affiliate of the Former Tenant who claims to be an assignee of claims from the Assignee Junior Creditor. Other creditors or assignees of the Former Tenant may bring additional proceedings of a similar or dissimilar nature against the Company. The amounts of damages claimed by the Former Tenant and creditors or assignees of the Former Tenant are material. The Company is pursuing its indemnity claims against the Former Tenant and is defending the claims of the Former Tenant in the arbitration proceedings. The Company intends to defend itself in the action brought and which may be brought by the Assignee Junior Creditor of the Former Tenant or by other creditors or assignees of the Former Tenant, to attempt to consolidate these cases in the pending arbitration proceeding or otherwise to pursue such claims and rights which it may have. The outcome of these pending claims and proceedings cannot be predicted.




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                                      - 6 -

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HEALTH AND RETIREMENT PROPERTIES TRUST



                                          By:/s/ David J. Hegarty
                                                   David J. Hegarty, President

Date: February 13, 1997



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